As filed with the Securities and Exchange Commission, February 14, 2000
                Securities Act File No. 333-78673; Exchange Act File No. 0-20760


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               Amendment No. 3 to


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                            GREKA ENERGY CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)

            Colorado                                           84-1091986
-------------------------------                              -------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                          630 Fifth Avenue, Suite 1501
                            New York, New York 10111
                                 (212) 218-4680
                                 ---------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                Randeep S. Grewal
                            Greka Energy Corporation

                          630 Fifth Avenue, Suite 1501
                            New York, New York 10111
                                 (212) 218-4680
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of Communications to:
                             Roger V. Davidson, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP

                          1225 17th Street, Suite 2300
                             Denver, Colorado 80202

                                 (303) 292-2400


Approximate  date  of  commencement  of  proposed  sale  to  public:
As soon as practicable after the registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]__________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================

                                                                   Proposed Maximum     Proposed Maximum
Title of Each Class of Securities to be       Amount to be        Offering Price Per   Aggregate Offering        Amount of
               Registered                    Registered (1)            Share(2)               Price           Registration Fee
--------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value held by
Selling Security Holders                     157,622 Shares           $  7.375        $      1,162,462             $323 (3)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value held by a
Selling Security Holder                      30,000 Shares            $11.0625        $        331,875             $ 88 (3)
                                             --------------                                                        ----
                                                 187,622                                    $1,494,337             $411
===============================================================================================================================



(1) This registration statement covers an additional indeterminate number of shares of our common stock which may be issued in accordance with Rule 416.

(2) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c). The average of the high and low prices of our common stock reported by the Nasdaq SmallCap Market on May 11, 1999 were used for the estimate with respect to the 157,622 shares and by the Nasdaq National Market on February 3, 2000 with respect to the 30,000 shares.

(3)  Previously paid.



                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The sole purpose of this pre-effective Amendment No. 3 to this Registration Statement on Form S-3 of Greka Energy Corporation is to correct Exhibit No. 23.4 shown in Amendment No. 2 to the Registration Statement filed on February 10, 2000. The Exhibit No. 23.4 in this Registration Statement supercedes the Exhibit No. 23.4 filed with the Registration Statement on February 10, 2000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

Total Registration Fee Under Securities Act of 1933                     $   411
Printing and Engraving                                                    5,000*
Accounting Fees and Expenses                                              7,000*
Legal Fees and Expenses                                                  15,000*
Blue Sky Fees and Expenses (including related legal fees)                 1,000*
Transfer Agent Fees                                                       2,000*
Miscellaneous                                                             1,589*
                                                                         ------
Total                                                                    32,000
                                                                         ======

*Estimated

Item 15.  Indemnification of Directors and Officers.

         The Registrant's Articles of Incorporation eliminate the personal liability of directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Colorado law.
The Registrant's Articles of Incorporation and By-Laws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Colorado law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Colorado Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

Item 16.  Exhibits

         The following Exhibits are filed as part of this Form S-3 Registration Statement pursuant to Item 601 of Regulation S-K or incorporated by reference to other filings:

Exhibit
Number            Description
-------           ------------
4.1               Rights  Agreement  dated  November  3, 1999  (incorporated  by reference from Exhibit 10.4 of the Registrant's Form 10-Q for the quarter ended September 30, 1999)

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the common stock offered hereby.**

23.1              Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5.1 to this registration statement).**


23.2              Consent   of   Arthur   Andersen   LLP,   independent   public
                  accountants.**

23.3 Consent of Bateman & Co., Inc., P.C., independent certified public accountants.**

23.4 Consent of PricewaterhouseCoopers LLP, independent certified public accountants.*

23.5              Consent of Netherland, Sewell & Associates, Inc.**

23.6              Consent of Sproule Associates Limited.**

--------------------

* Filed herewith.
** Previously filed.

Item 17.  Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

(1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(4) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:


         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any additional or changed material information on the plan of distribution.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 14th day of February 2000.


                       GREKA ENERGY CORPORATION



                       By:  /s/ Randeep S. Grewal
                            --------------------------
                            Randeep S. Grewal, Chief Executive
                            Officer and Chairman of the Board of Directors (Principal Executive Officer and Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                             Title                            Date
---------                             -----                            ----


 /s/ Randeep S. Grewal        Chairman of the Board of         February 14, 2000
--------------------------
Randeep S. Grewal             Directors


/s/ Susan M. Whalen           Director                         February 14, 2000
--------------------------
Susan M. Whalen


/s/ George G. Andrews         Director                         February 14, 2000
--------------------------
George G. Andrews

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                     THE SECURITIES ACT OF 1933, AS AMENDED

                            GREKA ENERGY CORPORATION
                            ------------------------
                    (Name of Company as specified in charter)

                            GREKA ENERGY CORPORATION

                         FORM S-3 REGISTRATION STATEMENT

         The following Exhibits are filed as part of the Registrant's Form S-3 Registration Statement pursuant to Item 601 of Regulation S-K.

Exhibit
Number            Description
-------           -----------
4.1               Rights  Agreement  dated  November  3, 1999  (incorporated  by reference from Exhibit 10.4 of the Registrant's Form 10-Q for the quarter ended September 30, 1999)

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the common stock offered hereby.**

23.1              Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5.1 to this registration statement).**


23.2              Consent   of   Arthur   Andersen   LLP,   independent   public
                  accountants.**

23.3 Consent of Bateman & Co., Inc., P.C., independent certified public accountants.**


23.4 Consent of PricewaterhouseCoopers LLP, independent certified public accountants.*

23.5              Consent of Netherland, Sewell & Associates, Inc.**

23.6              Consent of Sproule Associates Limited.**
--------------------

* Filed herewith.
** Previously filed.